Exhibit 5.2

June 2, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

In my capacity as General Counsel of Power Solutions International, Inc., a Delaware corporation (the “Company”), I have acted as counsel to the Company in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by the selling stockholders named in the Registration Statement of up to 500,000 shares of its common stock, par value $0.001 per share (the “Resale Securities”).

I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, and (v) all statements in certificates of public officials that I reviewed were and are accurate.

Based on the foregoing, I advise you that, in my opinion, as of the date hereof, the Resale Securities have been validly issued, fully paid and are non-assessable.

I am a member of the Bar of the State of Ohio and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Legal Matters” in the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Catherine V. Andrews